SPINNAKER ETF SERIES 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Spinnaker ETF Series and to the use of our report dated August 21, 2026 on the financial statements and financial highlights of UVA Unconstrained Medium Term Fixed Income ETF, a series of the Spinnaker ETF Series, appearing in Form N-CSR for the year ending June 30, 2026, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 28, 2026